Exhibit 10.43

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION

CUE BIOPHARMA, INC.

INDUCEMENT GRANT

FOR GOOD AND VALUABLE CONSIDERATION, Cue Biopharma, Inc. (the “Company”) hereby grants to the Grantee designated below a Non-qualified Stock Option to purchase the number of shares of common stock of the Company (“Shares”) specified below (the “Option”). The Option shall be subject to this Notice of Grant (the “Notice of Grant”) and the attached Terms and Conditions of Stock Option (together with the Notice of Grant, the “Award Agreement”).

Grantee:
Type of Option:	Non-qualified Stock Option
Grant Date:
Number of Shares Purchasable:
Option Price per Share:
Expiration Date:
Exercisability Schedule:	The Option will become exercisable over two years in equal, semi-annual installments beginning six months from the grant date.
Exercise after Separation from Service:

Separation from Service for any reason other than Cause: any non-exercisable portion of the Option expires immediately, and any exercisable portion of the Option remains exercisable for 12 months following Separation from Service for any reason other than Cause;

Separation from Service for Cause: the entire Option, including any exercisable and non-exercisable portion, expires immediately upon Separation from Service for Cause.

As set forth below in Sections 2(d) and (e) of the Award Agreement.

IN NO EVENT MAY THE OPTION BE EXERCISED AFTER THE EXPIRATION DATE AS PROVIDED ABOVE.

TERMS AND CONDITIONS OF STOCK OPTION

1. Grant of Option. The Option granted to the Grantee and described in the Notice of Grant is being granted to the Grantee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2016 Omnibus Incentive Plan (as amended from time to time, the “Plan”) or any other equity incentive plan of the Company, as an inducement that is material to the Participant’s entering into employment with the Company.

The Board has approved the grant to the Grantee of the Option, conditioned upon the Grantee’s acceptance of the terms and conditions of the Award Agreement within 60 days after the Award Agreement is presented to the Grantee for review.

It is intended that the Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Grantee”, as used in the Option, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable, in whole or in part, during its term in accordance with the terms and conditions set forth in the Notice of Grant and with the applicable provisions of the Award Agreement. No Shares shall be issued pursuant to the exercise of the Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares. Until such time as the Option has been duly exercised and Shares have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such Shares, shall not be entitled to receive dividends or other distributions with respect thereto and shall not have any other rights of a stockholder with respect thereto.

(b) Method of Exercise. The Grantee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price for the Shares exercised (the per-Share exercise price, the “Option Price”). The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price (as well as any applicable withholding or other taxes).

(c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 2, the Option may not be exercised unless the Grantee, at the time the Grantee exercises the Option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (a “Service Provider”).

(d) Separation from Service. If the Grantee’s service as a Service Provider to the Company or its affiliate terminates for any reason (a “Separation from Service”), then, except as provided in paragraph (e) below, the right to exercise the Option shall terminate twelve months after such cessation (but in no event after the Expiration Date), provided that the Option shall be exercisable only to the extent that the Grantee was entitled to exercise the Option on the date of such cessation.

(e) Separation from Service for Cause. Upon the Grantee’s Separation from Service for Cause (as defined below), the right to exercise the Option shall terminate immediately upon the effective date of such Separation from Service. For purposes of the Award Agreement, “Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means: (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its affiliates (which act would be chargeable as a crime under applicable law); (ii) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would (A) materially adversely affect the business or the reputation of the Company or any of its affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business, or (B) expose the Company or any of its affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Grantee to follow the directives of the Chief Executive Officer of the Company or any of its affiliates or the Company’s board of directors (the “Board”); or (iv) any material misconduct, violation of the Company’s or affiliates’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its affiliates.

3. Method of Payment. If the Grantee elects to exercise the Option by submitting an Exercise Notice in accordance with Section 2(b) above, the aggregate Option Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may, but is not required to, consent to payment in any of the following forms, or a combination of them:

(a) a “net exercise” under which the Company reduces the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price and any applicable withholding, or such other consideration received by the Company under a cashless exercise program approved by the Company;

(b) surrender of other Shares owned by the Grantee that have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the exercised Shares and any applicable withholding; or

(c) any other consideration that the Board deems appropriate and in compliance with applicable law.

For purposes of the Award Agreement, the “Fair Market Value” of a Share as of a particular date means (i) if the common stock of the Company (the “Common Stock”) is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Common Stock is not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Common Stock is not otherwise determinable, such value as determined by the Board.

4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon exercise or the method of payment of consideration for those Shares would constitute a violation of any applicable law, regulation or Company policy.

5. Transferability; Clawback.

(a) The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee; provided, however, that the Grantee may transfer the Option (i) pursuant to a domestic relations order by a court of competent jurisdiction or (ii) to any Family Member (as defined below) of the Grantee in accordance with Section 5(b) by delivering to the Company a notice of assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of a Family Member under this Section 5 shall be effective until the Company has acknowledged such transfer or assignment in writing.

(b) The Grantee may transfer, not for value, all or part of the Option to any a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the applicable Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons has more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) controls the management of assets, and any other entity in which one or more of these persons (or the Grantee) owns more than 50% of the voting interests (a “Family Member”). For the purpose of this Section 5(b), a “not for value” transfer is a transfer that is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 5(b), the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of the Option are prohibited except to Family Members of the original Grantee in accordance with this Section 5(b) or by will or the laws of descent and distribution.

(c) Reserved.

(d) The Company retains the right to cause a forfeiture of the gain realized by the Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof, or otherwise in competition with the Company or any affiliate thereof.

(e) The Option and any benefits received under the Option shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms or conditions of any applicable Company clawback policy or any applicable law, as may be in effect from time to time. By accepting the Option, the Grantee acknowledges and consents to the Company’s application, implementation and enforcement of any applicable Company clawback policy that may apply to the Grantee, whether adopted prior to or following the Grant Date, and any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation, and agrees that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

6. Term of Option. The Option may be exercised only within the term set forth in the Notice of Grant, and may be exercised during such term only in accordance with the terms of the Award Agreement.

7. Withholding.

(a) The Company or an affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld upon the issuance of any Shares upon the exercise of the Option or otherwise due in connection with the Option. At the time of such exercise, the Grantee shall pay to the Company or the affiliate, as the case may be, any amount that the Company or the affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the affiliate to withhold the minimum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. If the Grantee has made an election pursuant to this Section 7(a), the Grantee may satisfy the Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Option.

8. Adjustments.

(a) Changes in Common Stock. If (i) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Grant Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares subject to the Option and the Option Price shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A of the Code (“Section 409A”).

(b) Effect of Certain Transactions. Subject to the provisions of Section 8(c), in the event of a Corporate Transaction (as defined below), the Option shall continue in effect in accordance with its terms and conditions, except that following a Corporate Transaction either (i) the Option shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, the Grantee shall be entitled to receive in respect of each Share subject to the Option, upon exercise or payment or transfer in respect of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Corporate Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria that were applicable to the Option prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of the Option pursuant to this Section 8(b) in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of the outstanding Options upon consummation of the Corporate Transaction as long as, at the election of the Board, (A) Grantee has been given a period of at least 15 days prior to the date of the consummation of the Corporate Transaction to exercise the Option (to the extent otherwise exercisable) or (B) Grantee is paid (in cash or cash equivalents) in respect of each Share covered by the Option being cancelled an amount equal to the excess, if any, of the per-Share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Board) over the Option Price. For avoidance of doubt, (1) the cancellation of the Option pursuant to clause (B) of the preceding sentence may be effected notwithstanding anything to the contrary contained in the Award Agreement and (2) if the amount determined pursuant to clause (B) of the preceding sentence is zero or less, the Option may be cancelled without any payment therefore. The treatment of the Option as provided in this Section 8(b) shall be conclusively presumed to be appropriate for purposes of Section 8(a).

For purposes of the Award Agreement, “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or other corporate transaction involving the Company or any of its subsidiaries.

(c) Change in Control. In the event of a Change in Control (as defined below), either of the following provisions shall apply, depending on whether, and the extent to which, equity awards granted under the Plan are assumed, converted or replaced by the resulting entity in a Change in Control:

(i) To the extent such awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control the Option shall become fully exercisable.

(ii) To the extent such awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Grantee has a Separation from Service either (A) by the Company other than for Cause or (B) by the Grantee for “good reason”, then the Option shall become fully exercisable.

For purposes of the Award Agreement, “Change in Control” means the consummation of any of the following: (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”)) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (ii) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons (i.e., individuals, entities or groups, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who, immediately prior to the Business Combination, were the holders of the Voting Securities; (iii) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or (iv) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board. “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors). Notwithstanding the foregoing, if it is determined that the Option is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Award Agreement unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

(d) Adjustments under this Section 8 related to Shares or securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share. The Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

9. Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Award Agreement and that the

Grantee’s decision to accept the Option is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of the Option. Promptly following the grant of the Option, the Company must disclose in a press release the material terms of the Option, the number of Shares involved, and, if required by law or the rules of the Nasdaq Stock Market, the Grantee’s identity. By accepting the Option, the Grantee consents to the foregoing.

10. Regulatory Limitations on Exercises. Notwithstanding the other provisions of the Award Agreement, the Board may impose such conditions, restrictions and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Board determines that such issuance complies with (a) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

12. Miscellaneous.

(a) Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b) Waiver. The waiver by any party hereto of a breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c) Entire Agreement. The Award Agreement constitutes the entire agreement between the parties with respect to the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

(d) Binding Effect; Successors. The obligations and rights of the Company under the Award Agreement shall be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The obligations and rights of the Grantee under the Award Agreement shall be binding upon and inure to the benefit of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Governing Law; Consent to Jurisdiction; Consent to Venue. The Award Agreement shall be construed and interpreted in accordance with the internal laws of the State of

Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or the Award Agreement, the parties hereto hereby submit to and consent to the exclusive jurisdiction of the State of Massachusetts and agree that any related litigation shall be conducted solely in the courts of Suffolk County, Massachusetts or the federal courts for the United States for the District of Massachusetts, where the Award Agreement is made and/or to be performed, and no other courts.

(f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of the Award Agreement.

(g) Amendment. The Award Agreement may be amended at any time by the Board, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Option.

(h) Severability. The invalidity or unenforceability of any provision of the Award Agreement shall not affect the validity or enforceability of any other provision of the Award Agreement, and each other provision of the Award Agreement shall be severable and enforceable to the extent permitted by law.

(i) No Rights to Service; Disclaimer of Rights. Nothing contained in the Award Agreement shall be construed as giving the Grantee any right to be retained, in any position, as a director, officer, employee, or consultant of the Company or its affiliates, or shall interfere with or restrict in any way the rights of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever or for no reason, subject to the Company’s articles of incorporation, bylaws and other similar governing documents and applicable law. In addition, notwithstanding anything contained in the Award Agreement to the contrary, the Option shall not be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Option shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Award Agreement shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms and conditions of the Award Agreement.

(j) Delivery of Stock Certificates; Book Entry. Promptly after the exercise of the Option by the Grantee and the payment in full of the Option Price, the Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing the Grantee’s ownership of the Shares subject to the Option. Notwithstanding the foregoing, the Company may elect to satisfy any requirement under the Award Agreement for the delivery of stock certificates through the use of book entry.

(k) Administration. The Board shall have such powers and authorities related to the administration of the Option as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee (as defined below), which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Award Agreement that the Board deems to be necessary or appropriate to the administration of the Option. The Committee shall administer the Option; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Award Agreement shall be in the Board’s (or the Committee’s, as applicable) sole discretion and shall be final, binding and conclusive. Without limitation, the Board shall have full and final power and authority, subject to the other terms and conditions of the Plan, to amend, modify or supplement the terms or conditions of the Award Agreement. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Award Agreement.

For purposes of the Award Agreement, “Committee” shall mean the Compensation Committee of the Board or a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules.

(l) Section 409A. It is intended that the Award Agreement and the Option will be exempt from (or in the alternative will comply with) Code Section 409A, and the Award Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 11(l) shall not be construed as a guarantee of any particular tax effect for the Grantee’s benefits under the Award Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Code Section 409A or any other provision of the Code. Neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Board shall have any liability to any Grantee for such tax or penalty.

(m) Further Assurances. The Grantee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Award Agreement..

(n) Award Agreement Construction. In the Award Agreement, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Award Agreement; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (viii) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.